July 14, 2008 MKGBB Discussion Document

The merger in its current form creates a newco at a substantial premium to its peers

US Investors will compare Pypo against its closest US Peers:

MKGBB SPAC investors are US based and they will look at Pypo and think of it as a Chinese Brightpoint (CELL). US investors will also consider CPW LN, BBY, IM, TECD and CC (excluded from comp table below).

Pypo comps all trade at very low multiples, and MKGBB trades at a 50% Premium

MKGBB Comps

																Net Debt/
			PE			EV/EBITDA			EBITDA Growth		EBITDA Margin			Revenue Growth		Mar 09
	Price	EV	Mar 08	Mar 09	Mar 10	Mar 08	Mar 09	Mar 10	Mar 09	Mar 10	Mar 08	Mar 09	Mar 10	Mar 09	Mar 10	EBITDA
Primary comps
CELL*	6.70	836	9.4	9.3	6.7	7.8	4.3	3.9	82%	11%	3%	4%	4%	28%	12%	1.5
CPW LN	198.70	2,656	10.6	8.5	7.7	5.6	5.1	4.2	10%	22%	10%	11%	13%	8%	2%	1.6
Average			10.0	8.9	7.2	6.7	4.7	4.0	46%	17%	6%	7%	8%	18%	7%	1.6
* CELL has calendar YE, Source: Bloomberg
MKGBB at trust	8.39	547	18.7	13.3	11.3	14.8	8.0	6.2	84%	30%	9%	7%	8%	144%	19%	0.0
Premium/(Disc)			87%	49%	57%	119%	70%	53%	81%	84%	41%	-4%	-7%	703%	166%	-100%

Other notable distributors
IM	16.74	2,859	9.6	9.8	8.5	5.2	5.1	4.6	3%	6%	2%	2%	2%	3%	6%	0.1
TECD	33.35	1,664	13.5	12.7	10.6	5.9	5.6	4.8	10%	6%	1%	1%	1%	10%	6%	-0.3
Average			11.5	11.2	9.6	5.6	5.4	4.7	7%	6%	1%	1%	1%	7%	6%	-0.1

Consumer Electronics
BBY	37.32	15,029	12.2	11.3	10.3	5.5	5.2	4.8	5%	8%	7%	6%	6%	13%	10%	-0.1
RSH*	12.09	1,497	7.4	7.7	7.7	3.1	3.4	3.5	-9%	-2%	11%	11%	10%	-2%	-1%	-0.2
DSGI LN	41.50	655	5.4	8.0	7.4	2.0	2.3	2.2	-15%	5%	4%	3%	3%	2%	3%	-0.4
KESA LN	146.75	953	8.2	8.6	7.7	3.9	4.3	4.0	-9%	6%	5%	5%	5%	4%	4%	0.8
Average			8.3	8.9	8.3	3.6	3.8	3.6	-7%	4%	7%	6%	6%	4%	4%	0.0

•	Pro forma MKGBB does not compare well to CELL or any of its peer groups

•	It is 50% more expensive on fiscal 09 and 10 PE basis

•	It is 50% more expense on fiscal 09 and 10 EV/EBITDA basis

Thus, on current terms MKGBB will be a tough sell to US investors to approve at trust estimated at $8.39.

To be in line with its peers MKGBB should trade at:

•	9X 2009 and 8X 2010 on a PE basis

•	5X 2009 and 4X 2010 on a EV/EBITDA

Investors will not pay a large premium for Pypo higher growth

•

In the current environment investors are not willing to pay a large premium for Pypo higher growth rate, rather they will want a similar valuation with option of a better return if Pypo can deliver on its growth

•

Pypo is an unknown brand to US Investors. Pypo’s roll up strategy has a perceived high risk of success in investor eyes so they will not pay up for this perceived higher risk growth. They will want to wait to see and believe the numbers before paying any premium valuation

SPAC Analytics	1

July 14, 2008 MKGBB Discussion Document

Since February 1, 2008 the price of Pypo direct comps and overall equity market has declined by roughly 40%:

	1-Feb-08	Current	% Change
CPW LN	339.5	198.70	-41%
CELL	13.19	6.70	-49%
Shanghai	4320	2806	-35%

Strategy to make MKGBB/Pypo a Successful SPAC Merger

1. Improve valuation - However, this alone is not enough because the entire peer group trades at very low multiples

2. Dramatically improve pitch on why investors should want to own Pypo

From the initial draft of the investor presentation we see few key points that grab our attention and make us want to invest in Pypo.

The key questions to answer are why is Pypo a compelling investment? What will it look like in two years time?

Possible key pitches to consider, explore:

Pypo is like Brightpoint, or Best Buy, Circuit City in their early stage of growth

•	First must determine that during this period these companies enjoyed high multiples that were at a premium to the market

•	If that is true, then the argument could be made that during this phase a higher PE is justified for Pypo

•	Also, if the comparison is made, must identify why Pypo is different to avoid the multiple compressions these electronics retailers/distributors have suffered

Gross Margin Expansion Story

•	Expansion into retail will boost margins, again this is an assumption we have made but needs to be verified

Other pitches to consider:

•	Same store sales growth is strong?

•	Mobile phone penetration in China vs Japan, Korea, could be room for more “secular” growth

•	Reasons why business model is defendable

•	Merits of having Samsung as a primary supplier

•	Possible to get iPhone, Nokia?

SPAC Analytics	2

July 14, 2008 MKGBB Discussion Document

July 15, 2008

MKGB - Middle Kingdom / Pypo (Current Deal)

Beijing Pypo Description: Founded i

Terms: 60.5M shares + 3.4M warrants same terms as call B warrants

Earnout:

2.5M shares if after tax profit > $45M for fiscal Mar 2009

2.5M shares if after tax profit > $54M for fiscal Mar 2010 but if $54M reached in 2010 then paid one year earlier

Conditions to Close:

MAC:

	Mar 07	Mar 08	Mar 09	Mar 10	Mar 11
Pro Forma Financials:
Revenue $M		408.5	994.7	1183.3	1394.4
EBITDA		37.1	68.2	88.9	110.8
Net Income		30.7	44.9	54.6	69.3

EPS		0.45	0.63	0.74	0.94
PE		18.7	13.3	11.3	8.9
EV/EBITDA		14.8	8.0	6.2	4.9

Earn out shares			2.5	2.5
Net Income growth %			46.3	21.6	26.9
Revenue growth %			143.5	19.0	17.8
EBITDA margin		11.3	6.8	6.9	7.5

		Mar 08	2008	2009	2010
Avg Comps Multiples
PE
EV/EBITDA
Purchase Price Consideration
% Equity					0%
% Cash					0%
Estimated Timeline
	Acquisition announced
	1st proxy file date
	June
	Late August
	Shareholder vote
	Termination
Dec-19-08	SPAC liquidation date

	100%*	80%	100% FD
Pro-forma Cap Table:
Price at trust at vote	$8.39	$8.39	$8.39
Shares - SPAC	4.49	3.81	4.49
Shares - target	60.50	60.50	60.50
Shares - Purchase option	0.00	0.00	0.35

Basic	64.99	64.31	65.34
Earn out shares	0.00	0.00	5.00
Warrants	3.40	3.40	8.77

Fully diluted shares	68.39	67.71	79.11
Market capitalization	$574.0	$568.2	$663.9
Cash from SPAC net of fees	26.7	21.0	26.7
Cash from new debt/equity	0.0	0.0	47.3
Cash current in Pypo	0.0	0.0	0.0

Cash newco	26.7	21.0	74.1
Debt newco (net zero)	0.0	0.0	0.0

Enterprise value	$547.3	$547.3	$589.9

*	Zero and max redemption scenarios use treasury method for warrants.

Newco Company/Contact Info:

Company head office:

Company webpage:

Tel:
Email:	Cell:

Tel:
Email:	Cell:

© 2007-2008 SPAC Investments Ltd.

SPAC Analytics	3

July 14, 2008 MKGBB Discussion Document

MKGB Liquidation Analysis	7/1

Net Cash as of Last Filing
Last filing date	31-Mar-08		Trust start date	Dec-19-06
Cash in trust	28,704,371	8.39	SPAC liquidation date	Dec-19-08
Taxes payable	0		SPAC clock (months)	18/24
Net cash as of last filing	28,704,371		Shares eligible for liquida	3,420,305
Net cash per share as of last filing	8.39
			3 month t-bill rate	1.82%
Estimated Current Cash			3 month t-bill rate tax adj	1.09%
Current date	Jul-01-08		Vanguard prime money	2.23%
Days since last filing	92		Vanguard money market	1.34%
Interest income	79,007		% of trust in t-bills	75.00%
Working capital adjustment	51,970		% of trust in money mark	25.00%
Estimated current cash	28,731,408		Tax rate	40.00%
Estimated current cash per share	8.40		Average tax free interest	1.15%
			Interest rate tax free used	1.09%

Estimated Liquidation Value	Earliest Pay Date	Latest Pay Date
Total months	21.1	27.0
Payment date	Sep-20-08	Mar-20-09
Shareholder vote date
Days from filing to payment date	173	354
Interest income	148,568	304,005
Maximum working capital deduction	1,200,000	1,200,000
Working capital released as of last filing	795,003	795,003
Working capital available	148,568	304,005
Unforeseen expenses	129,170	129,170
Unforeseen expenses per share	0.04	0.04
Estimated cash	28,575,201	28,575,201
Estimated cash per share	8.35	8.35
Common share price	8.09	8.09
Commission	0.02	0.02
Net return (includes commission)	3.02%	3.02%
Net return annualized	13.62%	4.21%

SPAC Analytics	4

December 3, 2008

MKGB - Middle Kingdom / Pypo (Alternate Deal)

Beijing Pypo Description: Founded i

Terms: 45M shares

Earnout:

Conditions to Close:

MAC:

	Mar 08	Mar 09	Mar 10	Mar 11
Pro Forma Financials:
Revenue $M	409	995	1183	1394
EBITDA	37	64	89	111
Net Income	31	42	54	69

EPS	0.60	0.82	0.88	0.93
PE	14.1	10.3	9.6	9.1
EV/EBITDA	10.9	6.4	5.5	5.4

Earnout shares per year		0.0	10.0	13.0
Net Income growth %		36.8	28.6	27.8
Revenue growth %		143.5	19.0	17.8
EBITDA margin	11.3	6.3	6.8	7.4

	Mar 08	2008	2009	2010
Avg Comps Multiples
PE
EV/EBITDA
Purchase Price Consideration
% Equity				0%
% Cash				0%
Estimated Timeline
Acquisition announced
1st proxy file date
June
Late August

	100%*	80%	100% FD
Pro-forma Cap Table:
Price at trust at vote	$8.40	$8.40	$8.40
Shares - SPAC	4.49	3.81	4.49
Shares - target	45.00	45.00	45.00
Shares - Purchase option	0.00	0.00	0.35

Basic	49.49	48.81	49.84
Earn out shares	0.00	0.00	23.00
Warrants	2.03	2.03	5.37

Fully diluted shares	51.52	50.84	78.21
Market capitalization	$432.8	$427.0	$657.0
Cash from SPAC net of fees	26.7	21.0	26.7
Cash from new debt/equity	0.0	0.0	30.3
Cash - Paid to seller	0.0	0.0	0.0

Cash newco	26.7	21.0	57.1
Debt newco (net zero)	0.0	0.0	0.0

Enterprise value	$406.1	$406.1	$599.9

*	Zero and max redemption scenarios use treasury method for warrants.

Newco Company/Contact Info:

Company head office:

Company webpage:

Tel:
Email:	Cell:

Tel:
Email:	Cell:

SPAC Analytics

December 3, 2008

MKGB - Middle Kingdom / Pypo (Current Deal)

Beijing Pypo Description: Founded i

Terms: 60.5M shares + 3.4M warrants same terms as call B warrants

Earnout:

2.5M shares if after tax profit > $45M for fiscal Mar 2009

2.5M shares if after tax profit > $54M for fiscal Mar 2010 but if $54M reached in 2010 then paid one year earlier

Conditions to Close:

MAC:

	Mar 07	Mar 08	Mar 09	Mar 10	Mar 11
Pro Forma Financials:
Revenue $M		408.5	994.7	1183.3	1394.4
EBITDA		37.1	63.8	88.9	110.8
Net Income		30.7	42.0	54.0	69.0

EPS		0.60	0.82	0.88	1.12
PE		14.1	10.3	9.6	7.5
EV/EBITDA		10.9	6.4	4.6	3.7

Earn out shares				10.0	13.0
Net Income growth %			36.8	28.6	27.8
Revenue growth %			143.5	19.0	17.8
EBITDA margin		11.3	6.3	6.8	7.4

		Mar 08	2008	2009	2010
Avg Comps Multiples
PE
EV/EBITDA
Purchase Price Consideration
% Equity					0%
% Cash					0%
Estimated Timeline
Acquisition announced
1st proxy file date
June
Late August
Shareholder vote
Termination
Dec-19-08			SPAC liquidation date

	100%*	80%	100% FD
Pro-forma Cap Table:
Price at trust at vote	$8.39	$8.39	$8.39
Shares - SPAC	4.49	3.81	4.49
Shares - target	45.00	45.00	45.00
Shares - Purchase option	0.00	0.00	0.35

Basic	49.49	48.81	49.84
Earn out shares	0.00	0.00	23.00
Warrants	2.03	2.03	5.37

Fully diluted shares	51.52	50.84	78.21
Market capitalization	$432.4	$426.6	$656.4
Cash from SPAC net of fees	26.7	21.0	26.7
Cash from new debt/equity	0.0	0.0	30.3
Cash current in Pypo	0.0	0.0	0.0

Cash newco	26.7	21.0	57.1
Debt newco (net zero)	0.0	0.0	0.0

Enterprise value	$405.7	$405.7	$599.3

*	Zero and max redemption scenarios use treasury method for warrants.

Newco Company/Contact Info:

Company head office:

Company webpage:

Tel:
Email:	Cell:

Tel:
Email:	Cell:

© 2007-2008 SPAC Investments Ltd.

SPAC Analytics

December 3, 2008

MKGB - Middle Kingdom Alliance Summary

SPAC Objective: We intend to initially focus on a target business which has its primary or substantial operations in the PRC. We currently intend to focus our efforts on completing a business combination at a valuation of less than six times the target business’s net income during the 12 months prior to its most recent audited financial statements, with the net income having been calculated according to U.S. Generally Accepted Accounting Principles. We may expand our search for target business with valuations outside of this focus.

Statistics:	MKGBU, MKGBB, MKGBW
Focus:	China
Trust start date:
Announcement Deadline:	#VALUE!
Gross amount raised ($M):	29.16

Terms:	$8.00 unit: 1 common + 1 warrant @ $5.00
Warrant:	expires on 13-Dec-13 forced exercise if
common trade > $16.00 for 20 days out of 30
Class A warrant:	13-Dec-13 expiry, > non redeem with $5.00 strike

Initial Cash in Trust ($M):	28.2
Initial cash per share:	8.25
% of unit:	103%
Working capital:	$1.2M of which $1.2M from trust interest
Estimated liquidation value 27 mths:	Avg
% redemption to terminate deal:	20.00%

Cap Table:
Units sold B - MKGBU	3.42
Units sold A - MKGDU	0.23
Management promote	16.7%	0.75

Management shares at risk	0.09

Investor	3.65

Total common	4.49

Management warrants at risk	0.45

Investor B warrants	3.42
Investor A warrants	1.15

Total warrants	5.02

Management $ at Risk ($M):	0.72
% of raise:	2.5%
Mgmt purchased 90.4K A units @ $8.00 in a pp.

Underwriters:
Lead: Ibankers	29%
Newbridge	18%
Maxim	18%
Legend, Westminster, JGunner, Dawson, Dominic	36%

100%

Purchase option: 330K B units @ $10.00, 19.8K A units @ $10.00

Company/Contact Info:

Company head office:	Atlanta, Georgia
Company webpage:	N/A

James Bell, Banker/Sales
Telephone: 212-710-4590	Cell: N/A
Email:	james@i-bankers.net

Jay Tanenbaum, CEO
Telephone: (404) 843-8585	Cell: N/A
Email:	N/A

Anthony NG, Chairman
Telephone: N/A	Cell: N/A
Email:	N/A

© 2007 SPAC Investments Ltd.

SPAC Analytics